                                                                    Exhibit 10.6

                                      LEASE


                              NEXUS CANYON PARK LLC
                                   "LANDLORD"

                                       AND

                         NORTHWEST BIOTHERAPEUTICS, INC.
                                    "TENANT"




                  21720 - 23RD DRIVE S.E., BOTHELL, WASHINGTON

                                      LEASE

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.      Lease Premises.......................................................................1
2.      Basic Lease Provisions...............................................................1
3.      Term.................................................................................3
4.      Construction and Possession..........................................................3
5.      Rent.................................................................................6
6.      Rental Adjustments...................................................................6
7.      Operating Expenses...................................................................7
8.      Rentable Area.......................................................................10
9.      Security Deposit....................................................................11
10.     Use.................................................................................14
11.     Brokers.............................................................................15
12.     Holding Over........................................................................16
13.     Taxes on Tenant's Property..........................................................16
14.     Condition of Premises...............................................................17
15.     Common Areas and Parking Facilities.................................................17
16.     Utilities and Services..............................................................18
17.     Alterations.........................................................................19
18.     Repairs and Maintenance.............................................................20
19.     Liens...............................................................................20
20.     Indemnification and Exculpation.....................................................21
21.     Insurance - Waiver of Subrogation...................................................22
22.     Damage or Destruction...............................................................25
23.     Eminent Domain......................................................................26
24.     Defaults and Remedies...............................................................27
25.     Assignment or Subletting............................................................31
26.     Attorney's Fees.....................................................................32
27.     Bankruptcy..........................................................................33
28.     Definition of Landlord..............................................................33
29.     Estoppel Certificate................................................................34
30.     Removal of Property.................................................................34
31.     Limitation of Landlord's Liability..................................................35
32.     Control by Landlord.................................................................36
33.     Quiet Enjoyment.....................................................................36
34.     Quitclaim Deed......................................................................36
35.     Subordination and Attornment........................................................36
36.     Surrender...........................................................................37
37.     Waiver and Modification.............................................................37
38.     Waiver of Jury Trial................................................................37
39.     Hazardous Material..................................................................37
40.     Option to Extend Term...............................................................41



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

                                                                                          Page
                                                                                          ----
41.     Right of First Refusal to Lease Additional Space....................................42
42.     Miscellaneous.......................................................................43

        42.1   Terms and Headings...........................................................43
        42.2   Examination of Lease.........................................................44
        42.3   Time.........................................................................44
        42.4   Covenants and Conditions.....................................................44
        42.5   Consents.....................................................................44
        42.6   Entire Agreement.............................................................44
        42.7   Severability.................................................................44
        42.8   Recording....................................................................44
        42.9   Impartial Construction.......................................................44
        42.10  Inurement....................................................................44
        42.11  Force Majeure................................................................44
        42.12  Notices......................................................................45
        42.13  Authority to Execute Lease...................................................45
        42.14  Governing Law................................................................45

43.     Definitions.........................................................................45

        43.1   Premises.....................................................................45
        43.2   Site Improvements............................................................45
        43.3   Site Plan....................................................................45
        43.4   Building.....................................................................45
        43.5   Building Shell...............................................................45
        43.6   Tenant Improvements..........................................................45
        43.7   Tenant Improvement Plans.....................................................45
        43.8   Project......................................................................45
        43.9   Tenant Improvement Allowance.................................................46

EXHIBIT "A"     Site Plan of the Project
EXHIBIT "B"     Outline of the Premises
EXHIBIT "C"     Description of Landlord Improvements
EXHIBIT "D"     Form of Letter of Credit
EXHIBIT "E"     Rules and Regulations
EXHIBIT "F"     Calculation of Rentable Area

                                      LEASE

                        (Nexus/Northwest Biotherapeutics)

        THIS LEASE ("Lease") is made as of October 22, 1999, by and between Nexus Canyon Park LLC, a California limited liability company ("Landlord"), and Northwest Biotherapeutics, Inc., a Delaware corporation ("Tenant").

1.      LEASE PREMISES.

        1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises ("Premises") consisting of approximately 38,776 square feet of Rentable Area in the building (the "Building") located at 21720-23rd Drive S.E., Bothell, Washington, on real property legally described as Tract 21-B of Canyon Park Business Center Binding Site Plan recorded under Recording No. 9708195005, records of Snohomish County, Washington, being a portion of the Northwest Quarter of Section 29, Township 27 North, Range 5 East, W.M. The Building consists of approximately 112,000 square feet of Rentable Area. The Building, the real property upon which the Building is located, and all landscaping, parking facilities, and other improvements and appurtenances related thereto are hereinafter collectively referred to as the "Project." The site plan for the Project is attached hereto as Exhibit "A", and the Premises are outlined on Exhibit "B." All portions of the Project which are for the non-exclusive use of tenants of the Project, including without limitation roadways, driveways, sidewalks, parking areas, and landscaped areas, are hereinafter referred to as "Common Areas".

2.      BASIC LEASE PROVISIONS.

        2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein, which provisions are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

             2.1.1  Address of the Project:
                    21720-23rd Drive S.E.
                    Bothell, Washington

             2.1.2  Designation of Tenant's Suite:
                    Suite 100

             2.1.3  Rentable Area:
                    Approximately 38,776 square feet

             2.1.4 Basic Annual Rent: $1,062,074.64 ($27.39 per square foot per year of Rentable Area, subject to adjustment pursuant to Sections 6.1 and 8.3)



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

             2.1.5 Monthly Installment of Basic Annual Rent: $88,506.22 ($2.2825 per square foot per month of Rentable Area, subject to adjustment pursuant to Sections 6.1 and 8.3)

             2.1.6 Tenant's Pro Rata Share: 34.6% of the Project (subject to adjustment pursuant to Section 8.3)

             2.1.7  (a) Estimated Term Commencement Date: July 1, 2000 (to be
                        determined pursuant to Section 3.2)

                    (b) Term Expiration Date: Ten (10) years from the actual
                        Term Commencement Date

             2.1.8  Security Deposit: $1,003,968 Letter of Credit

             2.1.9  Permitted Use:

                     Office, research and development, laboratory, manufacturing, distribution, and any other lawful use permitted in the applicable zone

             2.1.10 Address for Rent Payment and Notices to Landlord:

                    Nexus Canyon Park LLC
                    4350 La Jolla Village Drive, Suite 930
                    San Diego, CA 92122
                    Attn:  Michael J. Reidy

                    Address for Notices to Tenant Prior to Occupancy:

                    Northwest Biotherapeutics, Inc.
                    125 Northgate Plaza
                    Seattle, WA 98125
                    Attn:  Chief Executive Officer

                    Address for Notices to Tenant After Occupancy:

                    Northwest Biotherapeutics, Inc.
                    21720-23rd Drive S.E.
                    Bothell, WA
                    Attn:  Chief Executive Officer



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

        2.2 The following exhibits are attached hereto and incorporated herein by this reference:

               Exhibit "A" Site Plan of the Project
               Exhibit "B" Outline of the Premises
               Exhibit "C" Description of Landlord Improvements
               Exhibit "D" Form of Letter of Credit
               Exhibit "E" Rules and Regulations
               Exhibit "F" Calculation of Rentable Area

        2.3 Capitalized terms not defined when first used in this Lease shall have the meaning ascribed to them in Article 43 below.

3.      TERM.

        3.1 This Lease shall take effect upon the date of execution hereof by each of the parties hereto, and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by each of the parties hereto.

        3.2 The term of this Lease will be that period from the date Tenant commences conduct of its business on the Premises after the completion of Tenant Improvements or July 1, 2000, whichever is earlier ("Term Commencement Date"), and through ten (10) years from the Term Commencement Date, subject to earlier termination of this Lease or extension of the term as provided herein. The target date set forth in the preceding sentence is based on the assumption that the Premises will be tendered for construction of the Tenant Improvements by February 1, 2000. If the Premises are tendered to Tenant after February 1, 2000, the target date of July 1, 2000 shall be extended by one day for each day of delay beyond February 1, 2000.

        3.3 The parties acknowledge that as of the date of execution hereof, Landlord does not own the Project, but has entered into a purchase and sale agreement dated August 9, 1999 ("Purchase and Sale Agreement") with Opus Northwest, L.L.C., for the purchase of the Project. Accordingly, the effectiveness of this Lease is contingent upon (i) Landlord acquiring fee simple title to the Project in accordance with the Purchase Agreement, and (ii) Landlord certifying to Tenant in writing that Landlord has acquired the Project and delivering copies of the recorded deed to verify the closing under the Purchase Agreement has occurred. If the conditions in this Section 3.3 are not satisfied on or before November 30, 1999, then either Landlord or Tenant may terminate this Lease upon written notice to the other within fifteen (15) days thereafter (but in any event prior to the date the conditions are satisfied), in which event Landlord shall immediately reimburse Tenant the reasonable out-of-pocket expenses incurred by Tenant in designing and planning for the Premises and in negotiating and entering into this Lease.

4.      CONSTRUCTION AND POSSESSION.

        4.1 Commencing promptly after Landlord acquires the Project, Landlord shall construct at Landlord's expense, and in compliance with the warranties set forth in Article 14, the following improvements to the Building, and such other improvements as are described on



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

Exhibit "C" ("Landlord Improvements"): (a) removal of the existing mezzanine and construction of a new mezzanine with a loading capacity of 125 lbs/square foot and two exit stairwells; (b) roof penetrations and structural reinforcement of the roof sufficient to support standard biotech rooftop loads; (c) the addition of one elevator sufficient to carry both freight and passengers; (d) removal of the existing dock loading bays and "squaring out" of the back wall of the Premises; (e) the addition of new exterior windows along the south and west walls of the Building; and (f) construction of a retaining wall on the south end of the Building.

        4.2 At such time as Landlord has completed the Landlord Improvements to the extent that construction of the Tenant Improvements can commence, Tenant shall construct the Tenant Improvements in accordance with the Tenant Improvement Plans at Tenant's expense, including the expense of design, permitting and construction, subject to Landlord providing the Tenant Improvement Allowance described in Section 4.3 below; provided, however, Landlord will reimburse Tenant for one-half of the expense of constructing the demising wall separating the Premises from other tenant space in the Building. In that part of the Premises to be left in "shell" condition pursuant to the Tenant Improvement Plans, which shall consist of no more than 5,200 square feet of Rentable Area, Tenant shall install at a minimum the mechanical equipment for the anticipated future load capacity of the space (but not the duct work and distribution system), a fully operational fire sprinkler system, a demising wall to separate the "shell" space from the balance of the Premises, and lighting, exiting and other improvements required by applicable law for health and safety reasons. The Tenant Improvement Plans, and any revisions and supplements thereto, shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed (and shall be deemed approved if Landlord does not respond to a request for approval within ten (10) days after the request). Tenant shall obtain and provide to Landlord a certificate of occupancy as soon as possible after completion of the Tenant Improvements.

        4.3 Landlord shall contribute for the cost of Tenant Improvements the amount of $3,489,400 ($89.9886 per square foot of Rentable Area) (the "Tenant Improvement Allowance").

               (a) Tenant shall prepare a Tenant Improvement budget equal to the Tenant Improvement Allowance ("Tenant Improvement Budget"), including design fees, architect fees and other direct costs incurred in the design and construction of the Tenant Improvements. The Tenant Improvement Budget, and all revisions thereto, shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. As work progresses on the Tenant Improvements, Tenant shall submit an application for payment ("Application for Payment") to Landlord no more often than monthly, and by the twentieth (20th) day of the month, for disbursement of the Tenant Improvement Allowance. Applications for Payment may be made only for work actually completed or services actually provided and shall include a detailed description of such completed Tenant Improvement work or services. Applications for Payment shall include copies of the invoices to Tenant by Tenant's contractor(s) or other vendors for the work completed. As a condition of payment of any Application for Payment, Landlord may require the certification by both Tenant and Tenant's architect that the described Tenant Improvement Work or services have been completed. Landlord shall disburse the requested funds from the Tenant Improvement Allowance directly to the invoicing party (or, in Landlord's



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

discretion, directly to Tenant) no later than the tenth (10th) day of each calendar month for Applications for Payment with required supporting documentation received on or before the twentieth (20th) day of the previous calendar month. Tenant agrees to reasonably cooperate with Landlord in compiling the Applications for Payment in form and content satisfactory to Landlord's construction lender.

               (b) If the work described on the Tenant Improvement Budget, as it may be revised from time to time, exceeds the amount of the Tenant Improvement Allowance, because of changes in work, cost overruns, or otherwise, Tenant shall pay the overage on a monthly basis as the work progresses.

               (c) Tenant shall, at its expense, install any improvements in addition to those listed on the Tenant Improvement Budget which are necessary to ensure (i) the Premises are completed in accordance with the Tenant Improvement Plans, (ii) the Premises are fully operational, and (iii) a certificate of occupancy is issued for the Premises. Tenant may lease or finance the acquisition of any personal property components of the additional improvements, such as fixtures and equipment for specialized clean rooms and communications, computer and security systems. Landlord shall cooperate with Tenant and any equipment lessor or lender to document an ownership or security interest in such personal property for the lease or loan, as the case may be.

        4.4 Landlord shall tender possession of the Premises to Tenant for construction of the Tenant Improvements at such time as Landlord and Landlord's Architect gives Tenant written notice that construction of the Landlord Improvements has progressed to the point that construction of the Tenant Improvements can commence. Tenant agrees that in the event possession of the Premises is not promptly tendered to Tenant, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Without limiting the generality of the foregoing, Tenant expressly waives any right to terminate this Lease because of delays in completion of construction of the Premises; provided, however, if possession of the Premises is not tendered to Tenant for construction of the Tenant Improvements by May 1, 2000, Tenant may upon written notice to Landlord within thirty (30) days thereafter terminate this Lease.

        4.5 Tenant understands that the Site Improvements, Building Shell and Landlord Improvements may not be complete at the time possession of the Premises is tendered to Tenant for construction of the Tenant Improvements, but will be in a condition such that construction of the Tenant Improvements can commence. Landlord shall fully complete construction of the Site Improvements, Building Shell and the Landlord Improvements no later than the date Tenant completes construction of the Tenant Improvements. In the event that the Site Improvements, Building Shell and Landlord Improvements are not fully completed by the date Tenant completes the Tenant Improvements, neither the term of this Lease nor Tenant's obligation to pay Rent shall commence until the date a certificate of occupancy for the Premises would have been issued but for such delay.

        4.6 Landlord and Tenant shall diligently and in good faith cooperate with one another, and shall cause their architects and contractors to cooperate with one another, to insure



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

timely and cost effective design, permitting and construction of the Site Improvements, Building Shell, and Tenant Improvements.

        4.7 Any dispute between Landlord and Tenant arising under this Article 4 that is not resolved by the parties within fifteen (15) days shall be promptly resolved by binding arbitration conducted by a single neutral arbitrator in Seattle, Washington, under the Commercial Rules of the American Arbitration Association. In order that completion of the Project is not delayed, the party responsible for construction or other performance shall continue to perform pending completion of the arbitration proceeding. In the event of delays caused by Landlord, in failing to reasonably approve the Tenant Improvement Plans or otherwise, the Term Commencement Date and Tenant's obligation to pay Rent shall be extended one day for each day of such delay as determined by agreement of the parties or by the arbitrator if they fail to agree.

5.      RENT.

        5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises the sum set forth in Section 2.1.4, subject to adjustment as set forth in Sections 6.1 and 8.3, commencing on the Term Commencement Date. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.5, subject to adjustment as set forth in Sections 6.1 and 8.3, each in advance on the first day of each and every calendar month during the term of this Lease, commencing on the Term Commencement Date.

        5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"), at the times hereinafter specified in this Lease (i) Tenant's Pro Rata Share (as defined in Section 7.3(a) and as set forth in Section 2.1.6, subject to adjustment pursuant to Section 8.3) of Operating Expenses as provided in Section 7 and (ii) all other amounts that Tenant assumes or agrees to pay under the provisions of this Lease, including but not limited to any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

        5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent." Except as expressly set forth in this Lease, Rent shall be paid to Landlord, without notice, demand, abatement, suspension, deduction, setoff, counterclaim, or defense, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10 or to such other person or at such other place as Landlord may from time to time designate in writing.

        5.4 In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month prior to the commencement of the partial month.

6.      RENTAL ADJUSTMENTS.

        6.1 Commencing on the first anniversary of the Term Commencement Date, the Basic Annual Rent then in effect (and as previously increased pursuant to this Section 6.1) shall be



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
increased each year by three and one-half percent (3.5%) on each annual anniversary of the Term Commencement Date for the initial 10-year term of the Lease.

7.      OPERATING EXPENSES.

         7.1 As used herein, the term "Operating Expenses" shall include:

               (a) Government impositions including, without limitation, real and personal property taxes and assessments (but excluding personal property taxes and assessments of other tenants of the Project) levied upon the Project or any part thereof; amounts due under any improvement bond upon the Project and assessments levied in lieu thereof (except to the extent they represent costs related to the construction of the Project); any tax on or measured by gross rentals received from the rental of space in the Project or tax based on the square footage of the buildings in the Project to the extent such tax is in lieu of or in the nature of a property tax; and any utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof promulgated by, any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or Project, and any expenses, including the cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes not to exceed the amount of any such reduction, less tax refunds obtained as a result of an application for review thereof.

               (b) Except as set forth in Section 7.2 below, all other costs paid or incurred by Landlord which, in accordance with accepted principles of sound accounting practice as applied to the operation and maintenance of first class buildings, are properly chargeable to the maintenance and operation of the Project including, by way of examples and not as a limitation upon the generality of the foregoing, costs of (i) maintenance, repairs and replacements to improvements within the Project as appropriate to maintain the Project in first class condition; (ii) utilities furnished to the Project (except those utilities which are separately metered and paid by individual tenants); (iii) sewer fees; (iv) trash collection; (v) cleaning (including windows, but excluding janitorial costs, which will be contracted for directly by Tenant);
(vi) maintenance of landscape and grounds; (vii) maintenance of drives and parking areas, including periodic resurfacing; (viii) reasonable and customary security services, if any; (ix) maintenance, repair, and replacement of reasonable and customary security devices; (x) building supplies; (xi) maintenance, repair, and replacement of equipment utilized for operation and maintenance of the Project; (xii) costs of maintenance, repairs and replacements of mechanical, plumbing, electrical and other systems which are part of the Building Shell; (xiii) insurance premiums; (xiv) insurance deductibles and other portions of insured losses attributable to Tenant Improvements deductible by reason of insurance policy terms; (xv) service contracts for work of a nature before referenced; (xvi) costs of services of independent contractors retained to do work of nature before referenced at reasonable and customary rates; (xvii) costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project at reasonable and customary rates; and (xviii) costs of management services equal to two and three fourths percent (2 3/4%) of Basic Annual Rent for the first five years of the term, and two and



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

one-half percent (2 1/2%) of Basic Annual Rent for the balance of the term, including any extended term.

        7.2 Notwithstanding the foregoing, Operating Expenses shall not include, and Tenant shall not be responsible for the payment of, the following costs and expenses:

               (a) costs incurred for the initial construction of the Project, except for the costs of the Tenant Improvements in excess of the Tenant Improvement Allowance;

               (b) costs incurred for the repair, maintenance or replacement of the structural components of the footings, foundation, ground floor slab, and load bearing walls of the buildings in the Project (but excluding painting and ordinary maintenance and repair of exterior surfaces, which are Operating Expenses under Section 7.1(b));

               (c) costs of a capital nature, as defined by generally accepted accounting principles, incurred for the replacement of all other components of the Site Improvements and Building Shell, except to the extent caused by Tenant's negligence;

               (d) costs incurred to correct any defects in design, materials or construction of the Project other than the Tenant Improvements, and to comply with Landlord's warranties set forth in Sections 14.1 and 14.2;

               (e) costs, expenses and penalties (including without limitation attorneys fees) incurred as a result of the use, storage, removal or remediation of any toxic or hazardous substances or other environmental contamination not caused by Tenant or its employees, contractors, agents, representatives, or invitees;

               (f) rentals and other payments by Landlord under any ground lease or other lease underlying the Lease, and interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Project (provided that interest upon a government assessment or improvement bond payable in installments is an Operating Expense under Section 7.1(a));

               (g) costs incurred in connection with the financing, sale or acquisition of the Project or any portion thereof;

               (h) costs, expenses, and penalties (including without limitation attorneys' fees) incurred due to the violation by Landlord of any underlying deed of trust, mortgage or ground lease affecting the Project or any portion thereof,

               (i) depreciation and amortization of any type (provided this exclusion is not intended to delete from Operating Expenses actual costs of maintenance, repairs and replacements which are otherwise included within Operating Expenses);

               (j) any costs incurred as a result of Landlord's violation of any statute, ordinance or other source of applicable law, or breach of contract or tort liability to any other



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

party, including without limitation, any unrelated third party, or Landlord's employees, contractors, agents or representatives;

               (k) costs incurred in leasing or procuring tenants or removing other tenants (including, without limitation, lease commissions, advertising expenses, design costs, attorneys' fees and expenses of renovating space for tenants);

               (1) advertising, marketing, media and promotional expenditures regarding the Project and costs of signs identifying the owner, lender or any contractor thereof,

               (m) any fees or salaries of the principals of Landlord;

               (n) any rentals and related expenses incurred in leasing equipment which may be classified as capital expenditures under generally accepted accounting principles;

               (o) any net income, franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Landlord or of another tenant of the Project;

               (p) expenses which relate to preparation of rental space for a tenant;

               (q) legal expenses arising out of the initial construction of the Project or any tenant improvements or for the enforcement of the provisions of any tenant leases other than this Lease;

               (r) the cost of any work or service performed for or facilities furnished to a tenant at such tenant's cost;

               (s) any interest or penalties imposed upon Landlord by any taxing authority for late payment or otherwise;

               (t) Landlord's general overhead and any other expenses not directly related to the Building or Project;

               (u) Janitorial costs, which shall be contracted for directly by Tenant; and

               (v) any other expense otherwise chargeable as part of the cost of operation and maintenance but which is not of general benefit to the Project but is primarily for the benefit of one or more specific tenants.

        7.3 Commencing on the Term Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the term of this lease, as Additional Rent, Landlord's good faith estimate of Tenant's Pro Rata Share (as set forth in Section 2.1.6) of Operating Expenses with respect to the Project for such month.



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

               (a) "Tenant's Pro Rata Share" under this Lease shall mean a percentage determined by dividing the Rentable Area of the Premises by the total Rentable Area of the Project, as set forth in Section 2.1.6, subject to adjustment pursuant to Section 8.3.

               (b) Within sixty (60) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement (the "Annual Operating Expense Statement") showing in reasonable detail the actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days of Tenant's receipt of such statement. If the estimated amounts paid by Tenant pursuant to this Section 7.3 exceed Tenant's Pro Rata Share of the actual Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

               (c) Any amount due under this Section 7.3 for any period which is less than a full month shall be prorated for such fractional month on the basis of a thirty (30) day month.

               (d) Notwithstanding this Section 7.3, Operating Expenses which can fairly and reasonably be allocated to one or more tenants rather than to all tenants of the Project shall be so allocated, and shall be separately scheduled on the Annual Operating Expense Statement.

        7.4 Tenant shall have the right, at Tenant's expense, upon reasonable notice during reasonable business hours, to inspect that portion of Landlord's books which are relevant to preparation of the Annual Operating Expense Statement provided any request for such review shall be furnished within one hundred eighty (180) days after Tenant's receipt of such statement as to a prior year's Operating Expenses. If, as a result of Tenant's inspection of Landlord's books, it is determined that Landlord has overstated Operating Expenses by five percent (5%) or more, then Landlord shall pay Tenant's out-of-pocket costs incurred in connection with such inspection.

        7.5 Operating Expenses for the calendar year in which Tenant's obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Operating Expenses.

8.      RENTABLE AREA.

        8.1 The Rentable Area of the Project is determined by making separate calculations of the Rentable Area of each floor of all buildings and totaling the Rentable Area of all floors within the buildings. The Rentable Area of a floor is calculated by measuring to the outside finished surface of each permanent outer building wall where it intersects the floor, or where it would have intersected the floor except for recessed entryways, windows and the like (also known as the "drip line", measured from where the outside finished surface of the second floor wall intersects the roof). The full area calculated as set forth above is included as Rentable Area of the Project without deduction for (i) columns or projections, (ii) vertical penetrations including stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls,
(iii) corridors, equipment rooms, rest rooms, entrance ways, elevator lobbies, and the like, and their enclosing walls, and (iv) any other unusable area of any nature.

        8.2 The term "Rentable Area" when applied to Tenant is the approximate area to be occupied by Tenant plus an equitable allocation of Rentable Area within the Project which is not then utilized or expected to be utilized by Tenant or other tenants of the Project, including but not limited to the portions of the buildings devoted to fire exit corridors, stairwells, and equipment rooms (but shall not include one-half of the area occupied by the smaller stairwell in the Premises). In making such allocations, consideration will be given to tenants benefited by space allocated such that areas which primarily serve tenants of only one floor, such as corridors and rest rooms upon such floor, shall be allocated to that tenant's Rentable Area. If the Premises are separated from space occupied by another tenant, the Rentable Area shall be measured to the center of any interior demising walls.

        8.3 The Rentable Area as set forth in Section 2.1.3 and reflected on Exhibit "F" is an estimate of the area which constitutes the Rentable Area of the Premises, which, at the request of either Landlord or Tenant made within ninety (90) days after the Term Commencement Date, shall be adjusted in accordance with measurement and certification of the Project architect. If the Rentable Area as determined hereunder is more or less than the Rentable Area set forth in Section 2.1.3, Basic Annual Rent, monthly installments of Basic Annual Rent, and the Tenant Improvement Allowance shall be adjusted upward or downward, as the case may be, based on the actual Rentable Area of the Premises. Rentable Area as adjusted shall also be utilized for computation of Tenant's Pro Rata Share of Operating Expenses among tenants of the Project.

        8.4 In the event Landlord expands the Building, Landlord will promptly have its architect measure and certify to Tenant the rentable area of any such expansion, in which case Tenant's Pro Rata Share shall be adjusted, but in no event shall Tenant's Pro Rata Share be increased by any such expansion, or for any other reason other than measurement of the Premises pursuant to Section 8.3, without Tenant's prior written consent.

9.      SECURITY DEPOSIT.

        9.1 Within thirty (30) days after the execution of this Lease, Tenant shall deposit with Landlord an irrevocable stand-by letter of credit in substantially the form of Exhibit "D" ("Letter of Credit"), or grant to Landlord a security interest in a certificate of deposit in a form reasonably acceptable to Landlord ("Certificate of Deposit"), in favor of Landlord in the principal amount of $1,003,968, to be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term and any extension term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, and subject to any notice requirements and cure periods for Tenant's benefit set forth in Article 24, Landlord may (but shall not be required to) draw from the Letter of Credit the amount required to cure the default, or foreclose on and take possession of the Certificate of Deposit, and to use, apply or retain the proceeds thereof for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default.

        9.2 At the commencement of the sixth year of the term the amount of the Letter of Credit or Certificate of Deposit shall be reduced to $752,976, on the conditions that (i) Tenant is not then in default, (ii) Tenant has not been in default under Section 24.4(a) on more than three (3) separate occasions for failure to make a payment of Rent, and (iii) Tenant then has cash on hand, including cash equivalents and marketable securities, in an amount in excess of Tenant's net loss, as determined under generally accepted accounting principles, for the combined two (2) most recent calendar years.

        9.3 At the commencement of the eighth year of the term the amount of the Letter of Credit or Certificate of Deposit shall be reduced to $501,984, on the conditions that (i) Tenant is not then in default, (ii) Tenant has not been in default under Section 24.4(a) on more than three (3) separate occasions for failure to make a payment of Rent, and (iii) Tenant then has cash on hand, including cash equivalents and marketable securities, in an amount in excess of Tenant's net loss, as determined under generally accepted accounting principles, for the combined two (2) most recent calendar years..

        9.4 The Letter of Credit or Certificate of Deposit shall be reduced to $501,984 at such time as Tenant achieves, or is merged into or acquired by another company with, a Standard & Poor's investment-grade rating of BBB or better; provided, however, that the other company becomes responsible for Tenant's obligations under this Lease, either by operation of law or an assumption of this Lease in form and substance reasonably satisfactory to Landlord; provided further, that Tenant shall replenish the Letter of Credit or Certificate of Deposit to the amount otherwise required by Sections 9.1 through
9.3 above during any period the Standard & Poor's investment-grade rating of Tenant or the other company, as the case may be, falls below BBB.

        9.5 Tenant shall be responsible for any expenses in obtaining, replacing and maintaining the Letter of Credit or Certificate of Deposit. If Landlord draws upon the Letter of Credit, any cash proceeds not used by Landlord shall be deposited in an interest-bearing account with a bank reasonably satisfactory to Tenant. All interest earned on any cash proceeds of the Letter of Credit or any Certificate of Deposit shall belong to Tenant.

        9.6 The Letter of Credit, and any replacement Letter of Credit, shall be issued by Bank of America, or another financial institution reasonably acceptable to Landlord, with an office in Seattle, Washington, authorized to disburse funds upon a draw request. Should the institution be placed in conservatorship or receivership by the Federal Deposit Insurance Corporation or any other state of federal regulatory agency, Tenant shall, within thirty (30) days after written request by Landlord, provide a replacement Letter of Credit from a financial institution reasonably acceptable to Landlord, and in the event Tenant fails to do so, Landlord may draw on the Letter of Credit and use the proceeds thereof as a security deposit in accordance with the provisions of
Section 9.1.

        9.7 The Letter of Credit shall provide (i) that the issuer of the Letter of Credit shall pay to Landlord the amount in default immediately upon presentation in Seattle, Washington, of a sight draft by Landlord accompanied by a certified statement signed by an officer of the manager of Landlord (or, if any successor Landlord is a corporation or a partnership, by any officer of the corporation or general partner of the partnership, as the case may be) stating that a default has occurred under the Lease, Landlord has given all required notices to Tenant in accordance with the Lease, and Tenant has failed to cure the default within the applicable time period, as a result of which Landlord is entitled to collect the amount specified in the site draft in order to cure the default, and (ii) that the issuer shall have no obligation to confirm that a default has occurred, or the amount which Landlord is entitled to draw, or that notice of the default has been given to Tenant, or that Tenant has failed to cure the default.

        9.8 The initial Letter of Credit shall be for a period of not less than one (1) year, and any replacement Letter of Credit shall be for a period of not less than one (1) year. The initial Letter of Credit (or any later replacement Letter of Credit) shall be replaced by Tenant by delivering to Landlord a replacement Letter of Credit at least thirty (30) days prior to the expiration of the then current Letter of Credit. If Tenant fails to deliver a replacement Letter of Credit at least thirty (30) days prior to the expiration of the then current Letter of Credit, Landlord shall have the right to draw the total amount of the then current Letter of Credit and hold the proceeds thereof as a security deposit pursuant to the provisions of Section 9.1. The Letter of Credit shall be successively renewed or replaced until that date which is thirty (30) days after the expiration of the initial or any extended term of this Lease.

        9.9 In the event of a partial draw on the Letter of Credit, or the use of any proceeds of the Certificate of Deposit, Tenant shall immediately replenish the Letter of Credit or substitute a new Letter of Credit, or replenish the Certificate of Deposit, to the full amount set forth above.

        9.10 Any Letter of Credit or security interest in a Certificate of Deposit shall be transferable by Landlord to a successor Landlord or mortgagee or beneficiary of a deed of trust encumbering the Premises, or, in the case of a Letter of Credit, a substitute Letter of Credit shall be issued to any such entity at the request of Landlord; provided, however, that Landlord shall pay any expenses incurred by Tenant on account of any such transfer or issuance.

        9.11 In the event of bankruptcy or other debtor/creditor proceedings against Tenant, the proceeds of the Letter of Credit or Certificate of Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

        9.12 Landlord shall deliver the Letter of Credit or security interest in the Certificate of Deposit, and any proceeds thereof, to any purchaser of Landlord's interest in the Premises, and thereupon Landlord shall be discharged from any further liability with respect thereto, provided that such purchaser has agreed to assume in writing the obligations of Landlord hereunder. This provision shall also apply to any subsequent transfers.

        9.13 The Letter of Credit or Certificate of Deposit, and any proceeds thereof, shall be returned to Tenant within thirty (30) days following the expiration of this Lease, except for amounts which are needed by Landlord to cure any default by Tenant.

10.     USE.

        10.1 Tenant may use the Premises for any use permitted by (i) the applicable zoning, (ii) any other applicable laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises, and (iii) all covenants, conditions and restrictions recorded against the Project, and shall not use the Premises, or permit or suffer the Premises to be used for any other purpose without the prior written consent of Landlord. Landlord represents and warrants that, as of the date of execution of this Lease, the only covenants, conditions and restrictions recorded against the Project are those certain Amended and Restated Declaration of Covenants, Conditions and Restrictions for Canyon Park Business Center recorded on May 4, 1995 as Document No. 95-05040100 in the files of the County Auditor of Snohomish County, Washington.

        10.2 Tenant shall conduct its business operations and use the Premises in compliance with all federal, state, and local laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises. Tenant shall not use or occupy the Premises in violation of any law or regulation or the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy, subject to Tenant's right to object to or contest the violation in good faith and with diligence. Subject to Landlord's warranties in Sections 14.1 and 14.2, Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's specific and unique use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof which is materially different from those in effect at the Term Commencement Date, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises; provided, however, if the costs thereof exceed an amount equal to six (6) monthly installments of the Basic Annual Rent then payable, Tenant may elect to terminate the Lease if Landlord, after notice from Tenant, declines to pay such excess.

        10.3 Tenant shall not do or permit to be done anything which will invalidate or increase the cost (unless Tenant agrees to pay such increased cost) of any fire, extended coverage or any other insurance policy covering the Premises, or which will make such insurance coverage unavailable on commercially reasonable terms and conditions, and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises.

        10.4 Subject to the warranty of Landlord in Section 14.3, Tenant shall comply with the Americans with Disabilities Act of 1990 ("ADA"), and the regulations promulgated thereunder, as amended from time to time. All responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises shall be exclusively that of Tenant and not of Landlord, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises. Any alterations to the Premises made by

Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with Article 17; provided, that Landlord's consent to such alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA. However, nothing in this Lease shall be construed to require Tenant to make structural or capital improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of any government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order. Furthermore, Landlord shall be responsible for compliance with ADA to the extent of a violation of Landlord's warranty in Section 14.3.

        10.5 Tenant may install signage on and about the Premises to the extent permitted by, and in conformity with, the applicable provisions of any governmental law, ordinance or regulation, and to the extent reasonably approved by Landlord. Tenant acknowledges that it understands that other tenants will occupy space in the Project, and that the maximum allowable signage is to be shared among all of the tenants on a fair and reasonable basis. Tenant further acknowledges it is familiar with the restrictions of any governmental law, ordinance or regulation governing signage, and is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. The expense of design, permits, purchase and installation of any signs shall be the responsibility of Tenant and the cost thereof shall be borne by Tenant, and shall not be paid from the Tenant Improvement Allowance. At the termination of the Lease, all signs shall be the property of Tenant and may be removed from the Premises by Tenant, subject to the provisions of Article 36. Any relocation of Tenant's signage required by Landlord's division of the Project into more than one lot shall be with the consent of Tenant and at Landlord's expense.

        10.6 No equipment shall be placed at a location within the Premises other than a location designed to carry the load of the equipment. Equipment weighing in excess of floor loading capacity shall not be placed in the Building. Landlord represents to Tenant that the load capacity of the first floor is approximately 250 lbs/square foot, and the load capacity of the new mezzanine will be no less than 125 lbs/square foot.

        10.7 Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in, on, or about the Premises.

11.     BROKERS.

        11.1 Landlord and Tenant represent and warrant one to the other that there have been no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Alexander Commercial Real Estate, Inc., which represented Landlord, and Trammell Crow Company, which represented Tenant. The commissions of both brokers shall be paid by Landlord. Landlord and Tenant shall each indemnify, defend, protect, and hold harmless the other from any claim of any other broker as a result of any act or agreement of the indemnitor.

        11.2 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

12.     HOLDING OVER.

        12.1 If, with Landlord's consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Article 6, together with Operating Expenses in accordance with Article 7 and other Additional Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein.

        12.2 If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that each monthly installment of Basic Annual Rent shall be equal to one hundred twenty five percent (125%) of each monthly installment of Basic Annual Rent that was payable during the last twelve (12) months of the Lease term.

        12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

        12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord under
Article 24 or elsewhere in this Lease or as otherwise provided by law.

13.     TAXES ON TENANT'S PROPERTY.

        13.1 Tenant shall pay not less than ten (10) days before delinquency taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. Tenant shall not be responsible for taxes levied against any personal property or trade fixtures of other tenants.

        13.2 If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Project is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord after written notice to Tenant pays the taxes based upon such increase in the assessed value, then Tenant shall upon demand repay to Landlord the taxes so levied against Landlord.

        13.3 If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements in other spaces in the Project are assessed, then the real property taxes and assessments levied against Landlord or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property to Tenant and shall be governed by the provisions of Section 13.2 above. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Section 7, but shall be treated, as to such other tenants, as provided in this Section 13.3, and shall be allocated to such other tenants. If the records of the County assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than improvements in other spaces in the Project, such records shall be binding on both Landlord and Tenant.

        13.4 To the extent Tenant fails to make any payment required by this
Article 13 and Landlord does so on Tenant's behalf, Tenant shall reimburse Landlord for the cost thereof pursuant to the provisions of Sections 7.1 and 24.3.

14.     CONDITION OF PREMISES.

        14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the condition of the Premises, or to the Project, except as set forth herein, or with respect to their suitability for the conduct of Tenant's business.

        14.2 Landlord warrants to Tenant that the Project (other than the Tenant Improvements, which are the responsibility of Tenant), will be built in a good and workmanlike manner and in substantial compliance with the project plans and all applicable building code requirements, laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau, and will be free of patent and latent defects in design, materials and construction. Landlord shall, at Landlord's expense, promptly correct all such defects upon receiving written notice thereof from Tenant.

        14.3 Landlord warrants to Tenant that the Project (other than the Tenant Improvements, which are the responsibility of Tenant) will be in compliance with ADA, and the regulations promulgated thereunder, at such time as the Site Improvements and Building Shell are completed.

15.     COMMON AREAS AND PARKING FACILITIES.

        15.1 Tenant shall have the nonexclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "E" together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord (the "Rules and Regulations").

        15.2 Tenant shall not place any equipment, storage containers or any other property on the surface parking area or otherwise outside of the Premises without the consent of Landlord.

In the event Tenant elects to locate Hazardous Material storage facilities, water systems, mechanical equipment, emergency generators, or other Tenant Improvements in the parking area, the space used for such facilities shall be part of the portion of the parking area that Tenant would otherwise use for parking pursuant to Section 15.3.

        15.3 As an appurtenance to the Premises, Tenant, and its employees and invitees, shall be entitled to use, without additional charge, at least 91 parking spaces in the parking area (computed at 2.4 spaces per 1,000 square feet of Rentable Area). All parking areas serving the Project shall be used in common with other tenants of the Project; provided, however, twenty (20) spaces immediately in front of the Premises (and not in front of another tenant's premises), at locations mutually acceptable to both Landlord and Tenant, shall be appropriately identified by Landlord at Landlord's expense as reserved for Tenant's use by words painted on the asphalt surface of each such space; provided further, Landlord reserves the right to similarly identify other parking spaces as reserved for other tenants of the Project. Landlord shall not be responsible for policing the use of the reserved spaces.

16.     UTILITIES AND SERVICES.

        16.1 Tenant shall pay for all water, gas, electricity, telephone, cable television, and other utilities which may be furnished to the Premises during the term of this Lease, together with any taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with tenants of other premises and shall be paid together with Operating Expenses. Utilities and services provided to the Premises which are separately metered shall be paid by Tenant directly to the supplier of such utility or service, and Tenant shall pay for such utilities and services prior to delinquency during the term of this Lease.

        16.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure of any such utility or service, and in the event of such failure Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease, and Tenant waives any right to terminate this Lease on account thereof. However, notwithstanding the foregoing, (i) in the event any such failure is due to Landlord's negligence or willful misconduct and persists for more than five (5) days, Tenant shall be entitled to rent abatement to the extent such failure materially interferes with Tenant's ability to conduct business from the Premises, and (ii) in the event any such failure persists for more than six (6) months, Tenant at its election may terminate this Lease.

        16.3 Tenant shall provide and pay for janitors, maintenance personnel, and other persons who perform duties connected with the operation and maintenance of the interior of the Premises.

        16.4 Landlord represents that Tenant shall be allocated for its use its Pro Rata Share of 4,000 amps of electricity which will be provided to the Building (the power itself payable as an Operating Expense). Facilities necessary for any additional power requirements of Tenant shall be at Tenant's expense.

17.     ALTERATIONS.

        17.1 Tenant shall make no alterations, additions or improvements (hereinafter in this section, "improvements") in or to the Premises, except for non-structural improvements costing less than $50,000 in any one instance nor in the aggregate in any 12-month period, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant shall deliver to Landlord final plans and specifications and working drawings for the improvements to Landlord, and Landlord shall have ten (10) days thereafter to grant or withhold its consent. If Landlord does not notify Tenant of its decision within the ten (10) days, Landlord shall be deemed to have given its approval. As used herein, "improvement" shall not include, and Tenant shall not need to obtain Landlord's consent for, interior decorations, cabling, wiring and installation of furniture, fixtures and equipment.

        17.2 If a permit is required to construct the improvements, Tenant shall deliver a completed, signed-off inspection card to Landlord within ten (10) days of completion of the improvements, and shall promptly thereafter obtain and record a notice of completion and deliver a copy thereof to Landlord.

        17.3 The improvements shall be constructed only by licensed contractors. All contractors, except those constructing non-structural improvements costing less than $50,000 as set forth in Section 17.1, shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed. Any such contractor must have in force a general liability insurance policy of not less than $2,000,000, which policy of insurance shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract with the contractor and a certificate of insurance showing that the contractor has the insurance required by this Section 17.3 prior to the commencement of construction.

        17.4 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except when minimally necessary for building reconfiguration work.

        17.5 Tenant covenants and agrees that all work done by Tenant shall be performed in good and workmanlike manner and in full compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Premises within thirty (30) days after completion.

        17.6 Before commencing any work (other than interior non-structural alterations, additions or improvements), Tenant shall give Landlord at least five (5) days' prior written notice of the proposed commencement of such work.

18.     REPAIRS AND MAINTENANCE.

        18.1 Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and Project, including foundations, exterior walls, load bearing walls, windows, plate glass, roofing, and roofing covering materials, and plumbing, fire sprinkler system, heating, ventilating, air conditioning, elevator, telecommunications and electrical systems installed or furnished by Landlord (and not part of the Tenant Improvements), subject to reimbursement by Tenant as its Pro Rata Share of Operating Expenses to the extent provided by Section 7. However, if such maintenance or repairs are required because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees, contractors or invitees, Tenant shall pay to Landlord upon demand the costs of the entirety of such maintenance and repairs attributable to such act, neglect, fault or omission, subject to credit for any insurance proceeds recovered on account thereof..

        18.2 Except as otherwise set forth in Section 18.1, Tenant shall, throughout the term of this Lease, at Tenant's sole cost and expense, keep the Premises and every part thereof in the same condition and repair as delivered to Tenant, including plumbing, fire sprinkler, heating, ventilating, air conditioning, elevator, and electrical systems installed as part of the Tenant Improvements. Tenant shall upon the expiration or earlier termination of the term hereof surrender the Premises to Landlord in the same condition as when received (together with the Tenant Improvements and any subsequent improvements made by Tenant), ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Except as set forth in Section 18.1, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

        18.3 There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, Building or Project, or in or to improvements, fixtures, equipment and personal property therein, unless due to the negligence or willful misconduct of Landlord, in which case Rent shall abate if Tenant is unable to use the Premises for more than five (5) days. If repairs or replacements become necessary which by the terms of this Lease are the responsibility of Tenant and Tenant fails to make the repairs or replacements within a reasonable time after notice from Landlord, Landlord may do so pursuant to the provisions of Section 24.3.

19.     LIENS.

        19.1 Tenant shall keep the Premises, the Building and the property upon which the Building is situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within thirty
(30) days after Tenant receives notice of the filing thereof (or within ten (10) days after the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.

        19.2 Should Tenant fail to discharge any lien of the nature described in
Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

        19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant will upon its face or by exhibit thereto indicate that such financing statement is applicable only to personal property of Tenant specifically described in the financing statement, and that such property is subject to the provisions of Section 30 regarding the removal of property on the expiration or earlier termination of this Lease. In no event shall the address of the Building be furnished on the financing statement without qualifying language as to applicability of the lien only to personal property of Tenant described in the financing statement. Should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall within ten (10) days after the filing of such financing statement cause (i) copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to any interest of Landlord, and (ii) the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Premises.

20.     INDEMNIFICATION AND EXCULPATION.

        20.1 Except to the extent of the responsibility of Landlord pursuant to
Section 20.2 hereof, Tenant agrees to indemnify Landlord, and its partners and affiliates, and their respective shareholders, directors, officers, agents, contractors and employees (collectively, "Landlord's Agents"), against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease, (ii) Tenant's use, occupancy, repairs, maintenance, and improvements of the Premises and all improvements, fixtures, equipment and personal property thereon, and
(iii) any act or omission of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors, invitees and subtenants, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Agents. Tenant's obligation under this Section 20.1 shall survive the expiration or earlier termination of the term of this Lease.

        20.2 Landlord agrees to indemnify Tenant and Tenant's shareholders, directors, officers, agents, and employees (collectively "Tenant's Agents") against and save them harmless from all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of, or injury to, any person or damage to property arising from or out of any occurrence in, upon, or about the Premises during the term of this Lease if caused by the act or omission of Landlord or Landlord's Agents, except to the extent caused by the negligence or willful misconduct of Tenant or Tenant's Agents. Landlord's obligations under this
Section 20.2 shall survive the expiration or earlier termination of the term of this Lease.

        20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, animals and other living organisms, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage, unless caused by Landlord's or Landlord's Agents' willful misconduct or gross negligence.

        20.4 The indemnity obligations of both Landlord and Tenant under this
Section 20 shall be satisfied to the extent of proceeds of applicable insurance maintained by the indemnifying party to the extent thereof, and thereafter to proceeds of any applicable insurance maintained by the other party; Landlord and Tenant shall be required to satisfy any such obligation only to the extent it is not satisfied by proceeds of applicable insurance as set forth above.

        20.5 Security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts, and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverages to the extent Tenant desires protection against such criminal acts.

        20.6 Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Building or Project.

21.     INSURANCE - WAIVER OF SUBROGATION.

        21.1 Commencing prior to Tenant's first entry onto the Premises for purposes of installing any improvements, fixtures or personal property, but no later than the Term Commencement Date, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, commercial general liability insurance, on an occurrence basis, insuring Tenant and Tenant's agents, employees and independent contractors against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant, or any other occupant, on the Premises. Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $1,000,000.00 and a general aggregate limit of $2,000,000.00. Such insurance shall: (i) name Landlord, and Landlord's lenders if required by such lenders, and any management company retained to manage the Premises if requested by Landlord, as additional insureds; (ii) include a broad form contractual liability endorsement insuring Tenant's indemnity obligations under Section 20.1 if and to the extent available; (iii) include a products liability coverage endorsement (with limits of $2,000,000.00 on a "claims made" basis), a boiler and machinery liability endorsement, and a products completed operations coverage endorsement; (iv) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord's lenders, which shall be excess insurance with respect only to losses arising out of Tenant's negligence; and
(v) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds.

        21.2 At all times during the term of this Lease, Landlord shall maintain, subject to reimbursement by Tenant as an Operating Expense under
Section 7.1(b), "all risk" insurance, including, but not limited to, coverage against loss or damage by fire, vandalism, and malicious mischief covering the Project (exclusive of excavations, foundations and footings), the Tenant Improvements, and all other improvements and fixtures that may be constructed or installed on the Premises, in an amount equal to one hundred percent (100%) of the full replacement value thereof, and including rental interruption insurance for a period of not less than nine (9) months. If any boilers or other pressure vessels or systems are installed on the Premises, Landlord shall maintain, subject to reimbursement by Tenant as an Operating Expense under Section 7.1(b), boiler and machinery insurance in an amount equal to one hundred percent (100%) of the full replacement value thereof. At all times during the course of any major demolition or construction permitted hereunder, or any restoration pursuant to Articles 22 or 23, Tenant shall maintain, at Tenant's expense, "all risk" builder's risk insurance, including, but not limited to, coverage against loss or damage by fire, vandalism and malicious mischief, covering improvements in place and all material and equipment at the job site furnished under contract, in an amount equal to one hundred percent (100%) of the full replacement value thereof. Landlord shall maintain, subject to reimbursement by Tenant as an Operating Expense under Section 7.1(b), earthquake insurance, in such amounts, subject to such deductibles, and for such premiums as are commercially reasonable, but only if such insurance is (i) required by Landlord's permanent mortgage lender, and (ii) prevalent or becoming prevalent for similar projects in the same general area as the Premises. The insurance described in this Section 21.2 shall: (i) insure Landlord, and Landlord's lenders if required by such lenders, as their interests may appear; (ii) contain a Lender's Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord's lenders and name Landlord, or Landlord's lender if required by such lender, as the loss payee; (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; (iv) include an agreed amount endorsement and an inflation endorsement; and (v) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord's lenders, which shall be excess insurance. The full replacement value of the Project, the Tenant Improvements and other improvements and fixtures insured thereunder shall, for the purpose of establishing insurance limits and premiums only, be determined by the company issuing the insurance policy and shall be redetermined by said company within six (6) months after completion of any material alterations or improvements to the Premises and otherwise at intervals of not more than three (3) years. Landlord shall promptly increase the amount of the insurance carried pursuant to this Section 21.2 to the amount so redetermined. The proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Premises and the Tenant Improvements and other improvements and fixtures insured thereunder, as further provided in Article 22; provided, however, if this Lease is terminated after damage or destruction, the insurance policy or policies, all rights thereunder and all insurance proceeds shall be assigned to Landlord.

        21.3 At all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, business interruption insurance in order to insure that the Basic Annual Rent and Operating Expenses provided for hereunder will be paid for a period of up to one (1) year after any casualty insured against by all risk policy of insurance described in Section 21.2 above or any restriction of access to the Premises as a result of such casualty.

        21.4 At all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, "all risk" insurance against all other personal property, including trade fixtures, equipment and merchandise, of Tenant or any subtenant of Tenant that may be occupying the Premises, or any portion thereof, from time to time, in an amount equal to the full replacement value thereof.

        21.5 At all times during the term of this Lease, Tenant shall maintain workers' compensation insurance in accordance with state law, and employers' liability insurance with limits typical for companies similar to Tenant.

        21.6 All of the policies of insurance referred to in this Article 21 shall be written by companies authorized to do business in Washington and rated A+VII or better in Best's Insurance Guide. Each insurer referred to in this
Article 21 shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Landlord, and Landlord's lenders if required by such lenders, at least ten (10) days' prior written notice before the applicable policy shall be canceled for nonpayment of premium, and thirty (30) days' prior written notice before the applicable policy shall be canceled or altered in coverage, scope, amount or other material term for any other reason (although any failure of an insurer to give notice as provided herein shall not be a breach of this Lease by Tenant). No policy shall provide for a deductible amount in excess of $100,000, unless approved in advance in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall deliver to Landlord, and to Landlord's lenders if required by such lenders, copies of the insurance policies required to be carried by Tenant, certified by the insurer, or certificates evidencing such insurance policies, issued by the insurer, together with evidence of payment of the required premiums, prior to the required date for commencement of such coverage. At least thirty (30) days prior to expiration of any such policy, Tenant shall deliver to Landlord, and Landlord's lenders if required by such lenders, a certificate evidencing renewal, or a certified copy of a new policy or certificate evidencing the same, together with evidence of payment of the required premiums. If Tenant fails to provide to Landlord any such policy or certificate by the required date for commencement of coverage, or within fifteen
(15) days prior to expiration of any policy, or to pay the premiums therefor when required, Landlord shall have the right, but not the obligation, to procure said insurance and pay the premiums therefor. Any premiums so paid by Landlord shall be repaid by Tenant to Landlord with the next due installment of rent, and failure to repay the same shall have the same consequences as failure to pay any installment of Rent.

        21.7 Landlord may provide the property insurance required under this
Article 21 pursuant to a so-called blanket policy or policies of property insurance maintained by Landlord.

        21.8 Landlord and Tenant each hereby waives any and all rights of recovery against the other or against the officers, directors, partners, employees, agents, and representatives of the other, on account of loss or damage to such waiving party's property or the property of others under its control, to the extent that such loss or damage is caused by or results from risks insured against under any insurance policy which insures such waiving party's property at the time of such loss or damage. Prior to obtaining policies of insurance required or permitted under this Lease, Landlord and Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall cause such insurer to approve such waiver in writing and to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.8, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

22.     DAMAGE OR DESTRUCTION.

        22.1 In the event of damage to or destruction of all or any portion of the Premises or the improvements and fixtures thereon (collectively, "improvements") arising from a risk covered by the insurance described in
Section 21.2, Landlord shall within a reasonable time commence and proceed diligently to repair, reconstruct and restore (collectively, "restore") the Site Improvements and Building Shell to substantially the same condition as they were in immediately prior to the casualty, and Tenant shall within a reasonable time commence and proceed diligently to restore the Tenant Improvements to substantially the same condition as they were in immediately prior to the casualty, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration. Landlord shall be responsible for all insurance deductibles attributable to the Site Improvements and Building Shell, and for all costs of restoration of the Site Improvements and Building Shell in excess of insurance proceeds for the Site Improvements and Building Shell. Tenant shall be responsible for all insurance deductibles attributable to the Tenant Improvements, and for all costs of restoration in excess of insurance proceeds for the Tenant Improvements, as an Operating Expense under Section 7.1(b). Except as expressly set forth below, this Lease shall continue in full force and effect, notwithstanding such damage or destruction.

        22.2 In the event of any damage to or destruction of all or any portion of the improvements arising from a risk which is not covered by the insurance described in Section 21.2, Landlord shall within a reasonable time, at its expense, commence and proceed diligently to restore the Site Improvements and Building Shell to substantially the same condition as they were in immediately prior to the casualty, and Tenant shall within a reasonable time, at its expense, commence and proceed diligently to restore the Tenant Improvements to substantially the same condition as they were in immediately prior to the casualty. This Lease shall continue in full force and effect notwithstanding such damage or destruction; provided, however, that if the damage or destruction
(i) occurs during the last two years of the term and the expense of restoration to either Landlord or Tenant exceeds $200,000, or (ii) occurs at any other time and the expense of restoration to either Landlord or Tenant exceeds $500,000, the party responsible for the cost may at its election terminate the Lease unless the other party elects to pay the full cost of restoration.

        22.3 In satisfying its obligations under this Article 22, neither party shall be required to fulfill its restoration responsibilities with improvements identical to those which were damaged or destroyed; rather, with the consent of the other party, which consent will not be unreasonably withheld, the restoring party may restore the damage or destruction with improvements reasonably equivalent or of reasonably equivalent value to those damaged or destroyed.

        22.4 In the event of damage, destruction and/or restoration as herein provided, there shall be no abatement of Rent (except that Tenant shall be credited with any proceeds of rental interruption insurance carried by Landlord pursuant to Section 21.2), and Tenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration. Notwithstanding the foregoing, in the event restoration of the Site Improvements and Building Shell cannot reasonably be completed within nine (9) months following the damage or destruction, Landlord will give notice thereof to Tenant within sixty (60) days following such damage or destruction, and Tenant at its election may by written notice to Landlord terminate this Lease effective nine
(9) months following such damage or destruction. In the event of such termination, Tenant shall have no responsibility for contributing to the expense of restoration.

        22.5 Notwithstanding anything to the contrary contained in this Article, should a party be delayed or prevented from completing the restoration of the improvements after the occurrence of such damage or destruction by reason of acts of God, war, government restrictions, inability to procure the necessary labor or materials, strikes, or other causes beyond the control of such party (but excluding economic conditions or financial inability to perform), the time for such party to commence or complete restoration shall be extended for the time reasonably required as a result of such event.

        22.6 If an insured casualty occurs, Landlord shall make the loss adjustment with the insurance company, which adjustment shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld, and the proceeds shall be paid to a fund control escrow established by Landlord and Tenant for the purpose of paying for the restoration required by this Article 22.

        22.7 Tenant waives the provisions of any statute now existing or hereafter adopted governing destruction of the Premises, so that the parties rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease.

23.     EMINENT DOMAIN.

        23.1 In the event the whole of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

        23.2 In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Landlord may elect to terminate this Lease if such taking is of a material nature such as to make it uneconomical to continue use of the unappropriated portions for the purposes for which they were intended, and Tenant may elect to terminate this Lease if such taking is of material detriment to, and substantially interferes with, Tenant's use and occupancy of the Premises. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both. Termination by either party pursuant to this Section shall be effective as of the date possession is required to be surrendered to said authority.

        23.3 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the remaining portion of the Premises, and all improvements and fixtures located thereon, to substantially their same condition prior to such partial taking; provided, however, Landlord's obligation hereunder shall be limited to the amount of the condemnation proceeds. Basic Annual Rent shall be abated proportionately on the basis of the rental value of the Premises, including improvements and fixtures, as restored after such taking compared to the rental value of the Premises prior to such taking. No award for any partial or entire taking shall be apportioned; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for (i) the taking of personal property and fixtures belonging to Tenant, (ii) interruption of or damage to Tenant's business, (iii) Tenant's unamortized costs of leasehold improvements (other than Tenant Improvements paid for by Landlord), and (iv) Tenant's moving expenses.

24.     DEFAULTS AND REMEDIES.

        24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days after written notice by Landlord to Tenant that the payment is past due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty (30) days of the date such payment is due shall bear interest from thirty (30) days after the date due until paid at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law.

        24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

        24.3 If Tenant fails to pay any sum of money (other than Basic Annual
Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for ten (10) days after written notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably and materially interfered with the use or efficient operation of the Premises, or resulted or could have resulted in a material violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

        24.4 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

               (a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under Washington law;

               (b) The failure by Tenant to observe or perform any obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure the default, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Such notice shall be in lieu of, and not in addition to, any notice required under state law;

               (c) Tenant makes an assignment for the benefit of creditors;

               (d) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

               (e) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

               (f) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

               (g) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

               Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.

        24.5 In the event of a default by Tenant, and at any time thereafter, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

               (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

               (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

               (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

               (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

               (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

               As used in subsections (a), (b) and (c), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine. As used in subsections (a) and (b), the "worth at the time of award" shall be computed by allowing interest at the rate specified in
Section 24.1. As used in subsection (c) above, the "worth at the time of award" shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

        24.6 In the event of a default by Tenant, and if Landlord does not elect to terminate this Lease as provided in Section 24.5 or otherwise terminate Tenant's right to possession of the Premises, Landlord may continue this Lease in effect for so long as Landlord does not terminate Tenant's right to possession of the Premises, and may enforce all of its rights and remedies under the Lease, including the right from time to time to recover Rent as it becomes due under the Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

        24.7 Notwithstanding anything herein to the contrary, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease, shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder, including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

        24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

        24.9 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Premises is surrendered.

        24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

        24.11 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished to Tenant and shall offer such beneficiary and/or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure, so long as the beneficiary or mortgagee shall have cured all curable defaults and is diligently pursuing all reasonable steps to obtain possession.



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

25.     ASSIGNMENT OR SUBLETTING.

        25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

        25.2 If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease arising after the effective date of the transfer, then Landlord upon receipt of proof of foregoing, will consent to the assignment.

        25.3 In the event Tenant desires to assign, hypothecate or otherwise transfer this Lease or sublet the Premises or any part thereof to a transferee other than one set forth in Section 25.2, then at least ten (10) days, but not more than forty-five (45) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the reputation and financial ability of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.

        25.4 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the reputation of a proposed successor, the financial strength of such successor in the case of a proposed assignment (notwithstanding the assignor remaining liable for Tenant's performance), and any use which such successor proposes to make of the Premises. If Landlord fails to deliver written notice of its determination to Tenant within fifteen (15) days following receipt of the Assignment Notice and the information required under Section 25.3, Landlord shall be deemed to have approved the request. As a condition to any assignment to which Landlord has given consent, any such assignee must execute, acknowledge and deliver to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease.

        25.5 Any sale, assignment, hypothecation or transfer of this Lease or subletting of Premises that is not in compliance with the provisions of this
Article 25 shall be void.

        25.6 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting and shall not release Tenant or any assignee or sublessee of Tenant from full and primary liability.

        25.7 If Tenant shall sublet the Premises or any part thereof Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises, and Landlord as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

        25.8 Notwithstanding any subletting or assignment Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. Landlord shall not withhold consent to an assignment back to the original Tenant hereunder from a subsequent assignee.

        25.9 Any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord's sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant's request provide any subtenant of the entirety of the Premises with a recognition and nondisturbance agreement in the form set forth in Article 35 hereof on the condition that the sublessee agrees to attorn to Landlord on exactly the same terms and conditions as this Lease.

        25.10 In the event Tenant assigns or otherwise transfers this Lease or sublets the Premises to a transferee other than one set forth in Section 25.2, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the rent and other consideration received from the transferee during the term of this Lease (but "consideration" shall not include proceeds received by Tenant from the sale of personal property) in excess of Rent payable to Landlord under this Lease, after Tenant has recouped any reasonable commission, legal, improvement and other out-of-pocket expenses occasioned by such transfer and payable to third parties, and after Tenant has recouped any expenses incurred for tenant improvements to the transferred space constructed after the Term Commencement Date.

        25.11 Notwithstanding anything to the contrary contained in this Article 25, Landlord acknowledges and agrees that a portion of the Premises may be occupied by the Northwest Hospital Department of Molecular Medicine ("Northwest Hospital"), whose research is integrated with and affiliated with the contemplated use of the Premises by Tenant. Subject to the provisions of Section 25.8, Tenant shall be entitled to sublet, license or otherwise allow Northwest Hospital such use and occupancy of the Premises, and the provisions of Sections
25.7 and 25.10 shall not apply to any such subletting or use.

26.     ATTORNEY'S FEES

        26.1 If either party becomes a party to any action or proceeding concerning this Lease, the Premises, or the Building or Project in which the Premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees, expert witness fees, and court costs incurred by it in the litigation.

        26.2 If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys' fees, expert witness fees and costs of suit.

27.     BANKRUPTCY.

        27.1 In the event a debtor or trustee under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by the Bankruptcy Court: (a) those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance; (b) a cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease; (c) the credit worthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual credit worthiness requirements and desirability standards in effect at the time of the assumption or assignment, as determined by the Bankruptcy Court; and (d) the assumption or assignment of all of Tenant's interest and obligations under this Lease.

28.     DEFINITION OF LANDLORD.

        28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor and any prior grantors) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.



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

29.     ESTOPPEL CERTIFICATE.

        29.1 Each party shall, within fifteen (15) days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to each party's knowledge, any uncured defaults on the part of Landlord or Tenant hereunder (or specifying such defaults if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective lender, purchaser, assignee or subtenant of all or any portion of the Premises.

30.     REMOVAL OF PROPERTY.

        30.1 Except as provided below, all fixtures and personal property owned by Tenant shall be and remain the property of Tenant, and may be removed by Tenant at the expiration or earlier termination of the term of this Lease; however, fume hoods, chemistry hoods, cabling for telecom and computers, package HVAC units, and case work, including lab benches and sinks, may not be removed by Tenant, even if paid for by Tenant in addition to the Tenant Improvement Allowance. Notwithstanding the foregoing, the parties acknowledge that at the expiration or earlier termination of the term of this Lease, Tenant and/or its subtenants or other occupants may remove any fixtures and personal property which is leased from an equipment leasing company or owned by Northwest Hospital.

        30.2 The Project, Building and Tenant Improvements, and all fixtures and personal property owned by Landlord, including all fixtures and improvements paid from the Tenant Improvement Allowance, shall be and remain the property of Landlord, and shall, upon the expiration or earlier termination of this Lease, remain upon and be surrendered with the Premises as a part thereof.

        30.3 Notwithstanding Section 30.1, Tenant may not remove any property if such removal would cause material damage to the Premises, unless such damages can be and is repaired by Tenant. Furthermore, Tenant shall repair any damage to the Premises caused by Tenant's removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by Tenant, reasonable wear and tear excepted; provided, however, Tenant shall not be required to restore and return any space later improved by Tenant to the condition it was in when first occupied by Tenant if at the time of such later improvement Landlord consents that the new improvements may remain in place at the termination of the Lease in lieu of the replaced improvements, which consent shall not be unreasonably withheld. At a minimum, even if they are determined to be fixtures or personal property owned by Tenant, and except as set forth in Section 30.1, Tenant shall leave in place and repair any damage to the interior floors, walls, doors and ceilings of the Premises, and the heating, ventilation, air conditioning, plumbing, and electrical systems; all such property shall become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder. Should Tenant require any period beyond the expiration or earlier termination of the Lease to complete such restoration, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof.

        30.4 If Tenant shall fail to remove any fixtures or personal property which it is entitled to remove under this Article 30 from the Premises prior to termination of this Lease, then Landlord may dispose of the property under the provisions of applicable law now or hereafter in effect.

31.     LIMITATION OF LANDLORD'S LIABILITY.

        31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Building and Project of which the Premises are a part, or by offsetting Rent under this Lease.

        31.2 Neither Landlord nor Landlord's Agents shall be personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. If Landlord is a limited liability company, the members, managers, officers, employees, and/or agents of such limited liability company shall not be personally liable and no member, manager, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any member, manager, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, member, manager, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, member, manager, employee, or agent of Landlord.

        31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

32.     CONTROL BY LANDLORD.

        32.1 Landlord reserves full control over the Building and Project to the extent not inconsistent with Tenant's quiet enjoyment and use of Premises. This reservation includes the right to establish ownership of the buildings separate from fee title to the real property underlying the Buildings, and to divide the Project into more than one lot.

        32.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of a nature wherein liability is created in Tenant or if by reason of the terms of such document Tenant will be deprived of the quiet enjoyment and use of the Premises as granted by this Lease.

33.     QUIET ENJOYMENT.

        33.1 So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Premises except as permitted by the provisions of this Lease and that Landlord shall use reasonable efforts to enforce the lease obligations of tenants of the balance of the Building and Project to the extent they might otherwise disturb Tenant's occupancy.

34.     QUITCLAIM DEED.

        34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises and Project or other document in recordable form suitable to evidence of record termination of this Lease and the right of first refusal and option contained herein.

35.     SUBORDINATION AND ATTORNMENT.

        35.1 Unless the mortgagee or beneficiary elects otherwise at any time prior to or following a default by Tenant, this Lease shall be subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Project and Building of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a nondisturbance, attornment, and subordination agreement in such form as the lienholder, beneficiary, or mortgagee may reasonably request and as the Tenant may approve, which approval will not be unreasonably withheld, setting forth that so long as Tenant is not in default hereunder, Landlord's and Tenant's rights and obligations hereunder shall remain in force and Tenant's right to possession shall be upheld. Furthermore, Landlord shall provide to Tenant, concurrently with Landlord's acquisition of the Project, a non-disturbance agreement from the beneficiary of a deed of trust which Landlord grants to finance the acquisition and renovation of the Project.

        35.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be required by Landlord and in a form reasonably satisfactory to Tenant, provided that the lienholder, beneficiary, or mortgagee has previously or concurrently therewith executed and delivered to Tenant a non-disturbance agreement in recordable form. However, if any such mortgagee or beneficiary so elects at any time prior to or following a default by Tenant, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request in a form reasonably satisfactory to Tenant.

        35.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the terms of the non-disturbance Agreement.

36.     SURRENDER.

        36.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord in writing.

        36.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

37.     WAIVER AND MODIFICATION.

        37.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

38.     WAIVER OF JURY TRIAL.

        38.1 The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

39.     HAZARDOUS MATERIAL.

        39.1 During the term, Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as defined below) in or about the Project. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Project by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in approved containers and removed from the Project by duly licensed carriers.

        39.2 Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Project, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely impact the Project, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof.

        39.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord's Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant's (or from Tenant's Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Project, including without limitation (i) diminution in value of the Project or any portion of the Project, (ii) damages for the loss or restriction on use of any portion or amenity of the Project or Project, (iii) damages arising from any adverse impact on marketing of space in the Project or the Project, (iv) damages and the costs of remedial work to other property in the vicinity of the Project incurred by Landlord or an affiliate of Landlord, and
(v) reasonable consultant fees, expert fees, and attorneys' fees. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant and Tenant's Agents on the same basis as above for any claims which result from Landlord's or from Landlord's Agents receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Project.

        39.4 The indemnification pursuant to the preceding Section 39.3 includes, without limiting the generality of Section 39.3, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, subsoil, ground water, or elsewhere on, under or about the Project, or on, under or about any other property in the vicinity of the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, or underlying soil or groundwater, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to that condition required by applicable law, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld, except that Tenant shall not be required to obtain Landlord's prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority, but Tenant shall give Landlord prompt notice thereof.

        39.5 Landlord acknowledges that it is not the intent of this Article 39 to prohibit Tenant from operating its business as described in Article 10 or to interfere with the operation of Tenant's business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to make available to Landlord upon reasonable request a list identifying each type of Hazardous Material to be present in or upon the Project and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Material on the Project ("Hazardous Material Summary"). At Landlord's request, and at reasonable times, Tenant shall make available to Landlord the latest available Hazardous Materials Summary and true and correct copies of the following documents (hereinafter referred to as the "Hazardous Material Documents") relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or about the Project for the closure of any such tanks. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which are not otherwise identified to Landlord in such documentation, unless any such Hazardous Material Document names Landlord as an "owner" or "operator" of the facility in which Tenant is conducting its business. It is not the intent of this subsection to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. Landlord shall treat all information furnished by Tenant to Landlord pursuant to this Section 39.5 as confidential and shall not disclose such information to any person or entity without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

        39.6 Notwithstanding other provisions of this Article 39, it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease and/or pursue its other remedies under Article 24, in the event that (i) Tenant's use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law,
(ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Project if the contamination resulted from Tenant's action or use of the Premises, unless Tenant is diligently pursuing compliance with such requirement or is protesting or appealing such requirement in good faith, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with Tenant's use, disposal or storage of a Hazardous Material on the Project, unless Tenant is diligently seeking compliance with such enforcement order or is protesting or appealing such order in good faith.

        39.7 Notwithstanding the provisions of Article 25, if (i) any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by any applicable law, or (ii) the proposed assignee or sublessee is subject to a final, unappealable enforcement order issued by any governmental authority in connection with such party's use, disposal or storage of Hazardous Material of a type such proposed assignee or sublessee intends to use in the Premises and shall have failed to materially comply with such order, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

        39.8 Landlord represents that, to the best of its knowledge, as of the date of this Lease, there is no Hazardous Material on the Project. Landlord has provided Tenant with a Phase I Environmental Site Assessment dated September 1, 1999, by Earth Consultants, Inc., and will provide to Tenant an update of the environmental site assessment as of the date Landlord tenders possession of the Premises to Tenant for construction of the Tenant Improvements. Should the environmental site assessment(s) disclose the presence of Hazardous Material beyond legally permissible levels, Landlord shall correct the deficiencies to Tenant's reasonable satisfaction and shall cause updates to the environmental site assessment(s) to be issued reflecting the remedy. The environmental site assessment(s) and all updates thereto are hereinafter referred to as the "Base Line Report," and shall be deemed conclusive as to the condition of the Project, unless, within ninety (90) days after the date of execution hereof, Tenant causes an inspection of its own to be conducted, which inspection discloses the presence of Hazardous Material materially different from that disclosed in the Base Line Report.

        39.9 At any time prior to the expiration or earlier termination of the term of the Lease, Landlord shall, upon reasonable prior notice to Tenant, have the right to enter upon the Premises at all reasonable times and at reasonable intervals in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant's records with regard thereto. Tenant will pay the reasonable costs of any such test which demonstrates that contamination in excess of permissible levels has occurred and such contamination was caused by Tenant's use of the Project during the term of the Lease. Tenant shall correct any deficiencies identified in any such tests in accordance with its obligations under this Article 39 to the extent the deficiencies are the result of Tenant's use of the Project during the term of this Lease.

        39.10 Tenant shall at its own expense cause an environmental site assessment of the Premises to be conducted and a report thereof delivered to Landlord upon the expiration or earlier termination of the Lease, such report to be as complete and broad in scope as is necessary to identify any impact on the Project Tenant's operations might have had (hereinafter referred to as the "Exit Report"). In order to facilitate the Exit Report, Tenant shall install, as part of the Tenant Improvements, a sampling port on the sewer drain from the Premises. Tenant shall correct any deficiencies identified in the Exit Report in accordance with its obligations under this Article 39 prior to the expiration or earlier termination of this Lease. This Article 39 is the exclusive provision in this Lease regarding clean-up, repairs or maintenance arising from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Project, and the provisions of Articles 7, 10, 18, and 20 shall not apply thereto.

        39.11 Landlord's and Tenant's obligations under this Article 39 shall survive the termination of the Lease.

        39.12 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), or (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

40.     OPTION TO EXTEND TERM.

        40.1 Landlord grants to Tenant the right to extend the term of this Lease for two (2) separate five (5) year periods under the same terms and conditions existing in the original Lease except as set forth in this Article
40. Tenant shall exercise such right to extend the term of this Lease by written notice to Landlord given no later than nine (9) months prior to the end of the original term or the first extension term of this Lease, as the case may be. The second extension option shall lapse and have no further force or effect if the first extension option is not exercised, and there shall be no right to extend the term beyond said two (2) extension periods.

        40.2 Basic Annual Rent shall be adjusted on the first day of each extension term to the fair market rental value of the Premises as of the commencement of the extension term.

        40.3 Landlord and Tenant shall attempt in good faith to agree on the fair market rental value of the Premises as of the commencement of the extension term, within thirty (30) days after Tenant shall have exercised its right to extend the term. If the parties do not agree within such thirty (30) day period, Landlord shall obtain within thirty (30) days at its expense and deliver to Tenant an independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. Following its receipt of Landlord's appraisal, Tenant may elect to obtain within thirty (30) days thereafter at its expense and deliver to Landlord a second independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. If Tenant elects not to obtain a second appraisal, Landlord's appraisal shall be conclusive. If Tenant's appraisal is no more than five percent (5%) less than Landlord's appraisal, the fair market rental value of the Premises shall be the arithmetic average of the two appraisals. If Tenant's appraisal is more than five percent (5%) less than Landlord's appraisal, the two appraisers shall appoint a third independent appraiser to appraise the fair market rental value of the Premises as of the commencement of the extension term, and the fair market rental value of the Premises shall be the arithmetic average of the two appraisals closest in their determination of fair market rental value. Landlord and Tenant shall bear equally the expense of the third appraiser.

        40.4 All appraisers appointed hereunder shall have at least ten (10) years' experience in the appraisal of commercial and industrial real property in the general area of the Premises, and shall be members of professional organizations such as the American, Appraisal Institute with a designation of MAI or equivalent.

        40.5 As used herein, the term "fair market rental value of the Premises" shall mean the base rent that a ready and willing tenant would pay for similarly improved space in the general area of the Premises, as of the commencement of each extension term, to a ready and willing landlord, for a term of five (5) years on the terms and conditions of the Lease, determined as if the Premises were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. Any appraiser appointed hereunder to determine the "fair market rental value of the Premises" shall take into account all of the other terms and conditions of this Lease; provided, however, the appraiser shall not take into account the annual rental increases provided for in Section 6.1, and Basic Annual Rent during the extension term shall be periodically increased only if and to the extent the appraiser includes such increases in the determination of the fair market rental value of the Premises.

        40.6 Any increase in Basic Annual Rent under this Article 40 which is not determined until after the effective date of the increase shall nevertheless be retroactive to the effective date, and Tenant shall pay any such retroactive increase with the installment of Rent next due.

        40.7 Tenant shall not have the right to exercise the option to extend the term, notwithstanding anything set forth above to the contrary: (a) during the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; or (b) after the expiration or earlier termination of this Lease. The period of time within which the option to extend may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the option because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 40 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an option to extend if, after such exercise, but prior to the commencement of the extension term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant after such obligation becomes due for a period of thirty (30) days after Landlord gives notice to Tenant of such default, or (2) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

41.     RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE.

        41.1 If at any time during the term of this Lease Landlord determines to lease all or any part of the balance of 5,176 square feet of mezzanine level space directly above the northernmost 5,176 square feet of the first floor space within the Premises, Landlord shall give written notice to Tenant ("Right of First Refusal Notice") of the economic terms and conditions on which

Landlord would be willing to lease all or any part of the balance of the space. If Tenant, within fifteen (15) days after receipt of Landlord's Right of First Refusal Notice, agrees in writing to lease all (but no less than all) of the balance of the space on the terms and conditions stated in the notice, Landlord shall lease the space to Tenant on the economic terms and conditions stated in the notice.

        41.2 If Tenant does not agree in writing to lease all (but not less than all) of the balance of the space described in Section 41.1 above within fifteen
(15) days after receipt of Landlord's Right of First Refusal Notice, or if Landlord and Tenant have not entered into a lease agreement within thirty (30) days thereafter, Landlord shall have the right to lease the space to a third party on economic terms and conditions no more favorable than the economic terms and conditions stated in the Right of First Refusal Notice. If Landlord does not lease such space to the prospective tenant within one hundred eighty (180) days after the Right of First Refusal Notice, any lease transaction thereafter shall be deemed a new determination by Landlord to lease the space and the provisions of this Section shall again be applicable.

        41.3 The Right of First Refusal herein granted to Tenant is not assignable separate and apart from this Lease.

        41.4 Tenant shall not have the right to exercise the Right of First Refusal, notwithstanding anything set forth above to the contrary: (a) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; or (b) After the expiration or earlier termination of this Lease. The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Right of First Refusal because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 41 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Right of First Refusal, if, after such exercise, but prior to the execution of said lease, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant after such obligation becomes due for a period of thirty (30) days after Landlord gives notice to Tenant of such default, or (2) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

        41.5 The Right of First Refusal is continuing, in that if Tenant fails to exercise the Right of First Refusal with regard to any particular space, the Right of First Refusal shall nevertheless apply to that particular space if Landlord determines to lease all or any part of such space at any later time, and to any other space which Landlord determines to lease in the Building.

42.     MISCELLANEOUS.

        42.1 TERMS AND HEADINGS. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        42.2 EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

        42.3 TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

        42.4 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

        42.5 CONSENTS. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

        42.6 ENTIRE AGREEMENT. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

        42.7 SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

        42.8 RECORDING. Within ten (10) days from the execution of this Lease, Landlord and Tenant shall record a short form memorandum hereof, subject to the requirement to execute and deliver a quitclaim deed pursuant to the provisions of Section 34.1 hereof.

        42.9 IMPARTIAL CONSTRUCTION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

        42.10 INUREMENT. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this Section 41.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

        42.11 FORCE MAJEURE. If either party cannot perform any of its obligations (other than Tenant's obligation to pay Rent), or is delayed in such performance (other than Tenant's obligation to pay Rent), due to events beyond such party's control, the time provided for performing such obligations shall be extended by a period of time equal to the delay attributable to such events. Events beyond a party's control include, but are not limited to, acts of God (including earthquake), war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortage of labor or material, government regulation or restriction and weather conditions, but do not include financial inability to perform.

        42.12 NOTICES. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or by registered or certified mail, return receipt requested, and if given by personal delivery shall be deemed given on the date of delivery, and if given by mail shall be deemed sufficiently given three (3) business days after time when deposited in United States Mail if sent by registered or certified mail, addressed to Tenant at the Premises, or to Tenant or Landlord at the addresses shown in Section 2.1.10 hereof. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

        42.13 AUTHORITY TO EXECUTE LEASE. Landlord and Tenant each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party's governing instruments, that the individuals executing this Lease on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.

        42.14 GOVERNING LAW. This Lease shall be construed and enforced pursuant to the law of the State of Washington.

43. DEFINITIONS. Capitalized terms not defined elsewhere in this Lease shall have the meaning set forth below:

        43.1 "PREMISES" shall have the meaning ascribed to it in Section 1.1.

        43.2 "SITE IMPROVEMENTS." The exterior improvements, to include surface parking areas, landscaping, drainage, irrigation, gutters, sidewalks, exterior lighting, walkways, driveways and other improvements and appurtenances relating to ingress and egress.

        43.3 "SITE PLAN." The site plan attached hereto as Exhibit "A".

        43.4 "BUILDING." The Building Shell and the Tenant Improvements.

        43.5 "BUILDING SHELL." The shell of the Building, consisting of a two story concrete tilt-up structure, footings, foundations, floors, exterior walls, and roof, with building electrical service, natural gas, telephone, water, plumbing, and other utilities necessary for the Tenant Improvements extended from the street and stubbed to the Building.

        43.6 "TENANT IMPROVEMENTS." The initial improvements within the Building Shell desired by Tenant for occupancy and use of the entire Premises by Tenant.

        43.7 "TENANT IMPROVEMENT PLANS." The plans and specifications for the Tenant Improvements.

        43.8 "PROJECT." The Site Improvements, the Building Shell, and the Tenant Improvements, and the real property upon which the foregoing are located.

        43.9 "TENANT IMPROVEMENT ALLOWANCE" shall have the meaning ascribed to it in Section 4.3.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                      LANDLORD:

                                      NEXUS CANYON PARK LLC
                                      A California limited liability company
                                      By Nexus Properties, Inc.
                                      A California corporation
                                      Its Manager



                                      By
                                        ----------------------------------------
                                          Michael J. Reidy
                                          Chief Executive Officer

                                      TENANT:

                                      NORTHWEST BIOTHERAPEUTICS, INC.
                                      A Delaware corporation


                                      By
                                        ----------------------------------------
                                        Daniel O. Wilds
                                        President and CEO

                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA              )
                                 ) ss.
COUNTY OF SAN DIEGO              )

        On October __, 1999, before me, ________________________________, Notary
Public, personally appeared MICHAEL J. REIDY, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



------------------------------------
Signature


STATE OF WASHINGTON              )
                                 ) ss
COUNTY OF SNOHOMISH              )

        On October ___, 1999, before me, ____________________________, Notary
Public, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.



                                        ----------------------------------------


        Subscribed and sworn to before me on ______________________.



                                     Print Name:_______________________________

                                     NOTARY PUBLIC for the State of Washington, residing at ______________________________

                                     My appointment expires: __________________

                                   EXHIBIT "A"

                            SITE PLAN OF THE PROJECT

                                   EXHIBIT "B"

                             OUTLINE OF THE PREMISES

                                   EXHIBIT "C"

                      DESCRIPTION OF LANDLORD IMPROVEMENTS

                                   EXHIBIT "D"

                            FORM OF LETTER OF CREDIT

                                   EXHIBIT "E"

                              RULES AND REGULATIONS

        NOTHING IN THESE RULES AND REGULATIONS SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, and which is not included in approved Tenant Improvement Plans, Tenant shall remove said object.

3. Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances, or stairways within the Premises which are required to be kept clear for health and safety reasons.

4. No deliveries shall be made which impede or interfere with other tenants or the operation of the Project.

5. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Fixtures and equipment which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration or reduce such noise and vibration to acceptable levels.

6. Tenant shall not use any method of heating or air-conditioning other than that shown in approved Tenant Improvement Plans.

7. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Premises without Landlord's consent, which shall not be unreasonably withheld or delayed. Tenant shall not interfere with radio or television broadcasting or reception from or in the Premises or elsewhere.

8. Canvassing, peddling, soliciting and distribution of handbills or any other written material in the Project outside of the Premises are prohibited, and Tenant shall cooperate to prevent such activities.

9. Tenant shall store all its trash, garbage and Hazardous Material within its Premises or in designated receptacles outside of the Premises. Tenant shall not place in any such receptacle any material which cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Material disposal.

10. The Premises shall not be used for any improper, immoral or objectional purpose. No cooking shall be done or permitted on the Premises, except that use by Tenant of Underwriter's Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employees use shall be permitted, or equipment shown on approved Tenant Improvement Plans, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

11. Without the written consent of the Landlord, Tenant shall not use the name of the Project, if any, in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

13. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

14. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

16. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project, and for the preservation of good order therein, subject to prior notice to Tenant and Tenant's consent, which will not be unreasonably withheld, conditioned or delayed. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

17. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT "F

                          CALCULATION OF RENTABLE AREA



                                       55